Exhibit 99.1

[CYSTIC FIBROSIS FOUNDATION THERAPEUTICS, INC. LOGO]

March 27, 2007

Michael J. Gast, M.D., Ph.D.

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

Dear Dr. Gast:

The purpose of this letter agreement (Amendment 2) is to amend the contract dated December 31, 2002. By signing below, the undersigned parties agree to hereby extend the Project and Budget Period to December 31, 2007 and amend milestones 7, 8, 9, 10, and 11 as outlined in Amendment 1 (dated December 31, 2004) as follows:

5	Up-front Costs - TDN-CC Protocol Development, Irish Medicines Board approval and API and placebo packaging	Will be paid upon appropriate documentation and invoice	$700,000

6	1st Patient Enrolled	Will be paid upon appropriate documentation and invoice	500,000

7	28th Patient Enrolled	Will be paid upon appropriate documentation and invoice	144,500

8	40th Patient Enrolled	Will be paid upon-appropriate documentation and invoice	144,500

9	60* Patient Enrolled	Will be paid upon appropriate documentation and invoice	175,000

10	80th Patient Enrolled	Will be paid upon appropriate documentation and invoice	175,000

11	CFFT receipt of Final Study Report or DSMB review and futility assessment at interim analysis resulting in early termination	Will be paid upon appropriate documentation and invoice	169,478 or 100,000

Amendment 2 of GENAERA02W0

March 27, 2007

CYSTIC FIBROSIS FOUNDATION THERAPEUTICS, INC.

By:	/s/ Preston W. Campbell, III, M.D.	By:	/s/ Vera H. Twigg
	Preston W. Campbell, III, M.D.		Vera H. Twigg
	Executive Vice President for Medical Affairs		Sr. Vice President/ CFO

GENAERA CORPORATION

By:	/s/ Michael J. Gast, M.D., Ph.D.	Date: March 29, 2007
Michael J. Gast, M.D., Ph.D.
Senior Vice President
Clinical Research and Development